SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): February 22, 2005

Bio-One Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

798 Executive Drive, Suite B, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

(407) 977-1005
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

(a) Previous Independent Accountants

(i) Effective February 24, 2005, Moore Stephens Lovelace, P.A. (“Moore Stephens”) resigned as the independent certified public accountants of Bio-One Corporation (the “Registrant”)

(ii) Moore Stephens has not issued a report on the Registrant’s financial statements for the past two fiscal years, as Moore Stephens was engaged by the Registrant as its principal accountant on November 30, 2004.

(iii) During the Registrant’s most recent two fiscal years, as well as the subsequent interim period through February 24, 2005, there were no disagreements on any accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(iv) During the Registrant’s most recent two fiscal years, as well as the subsequent interim period through February 24, 2005, Moore Stephens did not advise the Registrant of any of the matters identified in paragraph (a)(1)(v) of Item 304 of Regulation S-K except as follows:

Moore Stephens has advised the Registrant that information has come to its attention that led Moore Stephens to believe it was no longer able to rely on previous management’s representations, including the adequacy of disclosures in previously filed financial statements and the engagement and use of an auditor for the Registrant’s subsidiary in China acceptable to Moore Stephens.

(v) On February 24, 2005, the Registrant requested Moore Stephens to furnish a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 22, 2005, Armand Dauplaise tendered his resignation as a Director of the Registrant.

Item 9.01Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibit No. Description

16.1 Letter dated February 24, 2005, from Moore Stephens Lovelace, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: February 24, 2005	By:	/s/ Frank M. Clark
Name: Frank M. Clark
Its: Interim Chief Executive Officer and Chairman of the Board